POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Mojirade James and John Hurley, and each of them, with full power to act alone, her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to execute and acknowledge Forms 144 under the Securities Act of 1933, as amended (the "Securities Act"), and Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, any amendments to such forms, and any and all other documents (and amendments thereto), including, without limitation, Form ID, necessary or desirable to facilitate the filing by the undersigned of Forms 144 under the Securities Act and Forms 3, 4 and 5 under Section 16(a) of the Exchange Act, with respect to securities of Avanos Medical, Inc. (the "Company"), and to deliver and file the same with all exhibits thereto, and all other documents in connection therewith, to and with the Securities and Exchange Commission, the national securities exchanges and the Company, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or any one of them, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned agrees that each of the attorneys in fact named herein may rely entirely on information furnished orally or in writing by the undersigned to such attorneyin-fact.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

This Power of Attorney shall continue in full force and effect until the undersigned is no longer required to file Forms 144 or Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of the Company, unless earlier revoked in writing. The undersigned acknowledges that the foregoing attorneys-in-fact are not assuming any of the undersigned's responsibilities to comply with Rule 144 under the Securities Act or Section 16 of the Exchange Act.

IN WITNESS WHEREOF, I have hereunto set my hand effective this 6th day of March, 2023.

                                /s/ Lisa Egbuonu-Davis______
                                Lisa Egbuonu-Davis